UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 2, 2013

Crossroads Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

Delaware	001-15331	74-2846643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11000 North Mo-Pac Expressway Austin, Texas	78759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (512) 349-0300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on January 29, 2013, the Nasdaq Stock Market (“Nasdaq”) notified Crossroads Systems, Inc. (the “Company”) that it did not comply with the minimum $2.5 million stockholders’ equity, $35 million market value of listed securities or $500,000 of net income from continuing operations requirements for Nasdaq set forth in Listing Rules 5550(b)(1), 5550(b)(2) or 5550(b)(3), respectively.

On April 2, 2013, Nasdaq notified the Company that, based on the Company’s Current Report on Form 8-K, dated March 25, 2013, and additional correspondence on behalf of the Company, Nasdaq has determined that the Company complies with Listing Rule 5550(b)(1). Nasdaq also informed the Company that if the Company fails to evidence compliance upon filing its next periodic report for the quarter ending April 30, 2013, it may be subject to delisting. At that time, Nasdaq will provide written notification to the Company, which may then appeal Nasdaq’s determination to a Hearings Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2013	CROSSROADS SYSTEMS, INC.

	By:	/s/ Jennifer Crane
Jennifer Crane
Chief Financial Officer